Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this amended quarterly report of Intellicell Biosciences, Inc. (the “Company”), on Form 10-Q/A for the period ended September 30, 2013, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Dr. Steven Victor, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such amended quarterly report on Form 10-Q/A for the period ended September 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such amended quarterly report on Form 10-Q/A for the period ended September 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 8, 2014	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Principal Executive Officer Intellicell Biosciences, Inc.